EXHIBIT 10.9

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

BY AND BETWEEN

CONGRESS FINANCIAL CORPORATION (FLORIDA)

AND

DRUGMAX, INC., TOGETHER WITH ITS SUBSIDIARIES,

VALLEY DRUG COMPANY, VALLEY DRUG COMPANY SOUTH,

AND DISCOUNT Rx, INC.

        THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into effective as of the 31st day of March, 2004 (the “Effective Date”), by and among DRUGMAX, INC., a Nevada corporation (“Borrower”), (together with its subsidiaries, VALLEY DRUG COMPANY, an Ohio corporation, VALLEY DRUG COMPANY SOUTH, a Louisiana corporation, and DISCOUNT Rx, Inc., a Louisiana corporation, also the “Borrower”), and CONGRESS FINANCIAL CORPORATION (FLORIDA), a Florida corporation (“Lender”).

W I T N E S S E T H :

        WHEREAS, Borrower and Lender heretofore entered into that certain Loan and Security Agreement dated effective April 15, 2003 (the “Loan Agreement”) pursuant to which Lender agreed to make loans and provide other financial accommodations to Borrower; and

        WHEREAS, Borrower and Lender entered into that certain First Amendment to Loan and Security Agreement dated effective August 19, 2003 (“First Amendment”) pursuant to which certain changes were made to the Loan Agreement including changes to the EBITDA financial covenant; and

        WHEREAS, Borrower and Lender have now agreed that certain additional changes be made to the Loan Agreement including changes to the EBITDA financial covenant, addition of a limitation on capital expenditures, a minimum availability covenant and a modification to Eligible Accounts and Lender is willing to agree to such changes, subject to the terms and conditions set forth herein.

        NOW, THEREFORE, for and in consideration of the above premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt whereof is hereby acknowledged, Borrower and Lender agree as follows:

        1. Definitions. All capitalized terms contained herein shall have the meanings assigned to them in the Loan Agreement unless the context herein otherwise dictates or unless different meanings are specifically assigned to such terms herein.

        2. Particular Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

                        (a) Change to Subsection 1.19. Subsection 1.19 of the Loan Agreement is hereby amended to read in its entirety as follows:

1.19 “EBITDA” shall mean Borrower’s net income (loss) on a consolidated basis for any accounting period (excluding to the extent included therein any extraordinary and/or one time or unusual and non-recurring gains or any non-cash losses), after deducting all charges which should be deducted before arriving at the net income (loss) for such period, plus (i) the amount of the provision for federal, state and local income tax for such period, plus (ii) the amount of interest expense during such period for indebtedness for borrowed money, plus (iii) the amount of the provision for depreciation and amortization for such period determined in accordance with GAAP and, in the case of amounts described in clauses (i), (ii) and (iii), only to the extent deducted in determining net income for such period.

                        (b) Change to Subsection 1.20(b). Subsection 1.20(b) of the Loan Agreement is hereby amended to read in its entirety as follows:

(b) such Accounts are (i) neither unpaid more than thirty (30) days after the due date, nor more than sixty (60) days after the date of the original invoice for them, provided however, that (ii) notwithstanding subsection (i) hereof (A) the Accounts as specifically identified by Borrower as subject to net 30 day terms, shall be considered Eligible Accounts so long as such Accounts are not unpaid more than sixty (60) days after the due date nor more than ninety (90) days after the date of the original invoice for them and otherwise meet the criteria for Eligible Accounts set forth in this Subsection 1.20, and (B) as specifically approved on a case by case basis by the Lender in the Lender’s sole discretion, the Accounts subject to extended dating terms beyond 30 days but not to exceed thirteen (13) months if in existence on the date hereof, or not to exceed nine (9) months if created hereafter, shall be considered Eligible Accounts so long as such Account is not unpaid for more than thirty (30) days after the due date of the original invoice and which in the aggregate do not exceed $1,000,000 at any time; provided Borrower specifically request approval for each such Account in writing, in form and substance satisfactory to Lender, including the specific terms, the reason for the extended terms (such as an initial stocking order to a new customer or a new store opening of an existing customer) and provides appropriate credit history and/or financial information on the Account as may be requested by the Lender.

                        (c) Change to Subsection 9.18. Subsection 9.18 of the Loan Agreement is hereby amended to read in its entirety as follows:

9.18 EBITDA. Borrower shall not, for any period set forth below (each a “Test Period”), permit its cumulative EBITDA to be less than the amount set forth opposite such Test Period:

Test Period	EBITDA

4/1/03 – 3/31/04	$1,650,000
7/1/03 – 6/30/04	$1,250,000
10/1/03 – 9/30/04	$1,400,000
1/1/04 – 12/31/04	$1,550,000
4/1/03 – 3/31/05	$1,800,000
7/1/04 – 6/30/05	$1,800,000
10/1/04 – 9/30/05	$1,800,000
1/1/05 – 12/31/05	$2,000,000
4/1/04 – 3/31/06 and thereafter	$2,000,000

                        (d) New Subsection 9.23. A new subsection 9.23 shall be added to the Loan Agreement to read in its entirety as follows:

9.23 Minimum Excess Availability. Borrower shall maintain minimum Excess Availability in the amount set forth below at all times during the period indicated:

Amount	Period

(i) $100,000	from May 1, 2004 to and including May 7, 2004

(ii) $200,000	from May 8, 2004 to and including May 14, 2004

(iii) $300,000	from May 15, 2004 to and including May 21, 2004

(iv) $400,000	from May 22, 2004 to and including May 28, 2004

(v) $500,000	from May 29, 2004 to and including September 30, 2004

(vi) $700,000	from October 1, 2004 to and including December 31, 2004

(vii) $900,000	from January 1, 2005 to and including March 31, 2005

(viii) $1,000,000	from April 1, 2005 to and including April 15, 2006

                        (e) New Subsection 9.24. A new subsection 9.24 shall be added to the Loan Agreement to read in its entirety as follows:

9.24 Limitation on Capital Expenditures. Borrower shall not incur expenditures for fixed or capital assets or improvements, or for replacements, substitutions or additions thereto, which have a useful life of more than one (1) year, including but not limited to, the direct or indirect acquisition of such assets and obligations under capital leases incurred in respect of such fixed or capital assets during such period which exceed $400,000 in the aggregate, in any fiscal year, beginning on or after April 1, 2004, during the term of this Agreement.

3.	Amendment Fee. Borrower shall pay to Lender as an amendment fee the amount of $25,000, which shall be payable upon execution of this Amendment by the Borrower.

4.	Validity of Documents. The Financing Agreements as hereby amended are valid, in full force and of full legal effect, and are enforceable in accordance with their terms. There are no known defenses, counterclaims, offsets, demands or claims that Borrower has in connection with any of the Loans or any of the Financing Agreements that in either such case could be asserted to reduce or eliminate all or any part of Borrower’s obligations under the Financing Agreements or that could be asserted to mitigate or excuse Borrower’s defaults in payment or performance of the Obligations.

        4. Ratification. Borrower and Lender confirm, ratify and approve all of the terms, covenants and conditions as are expressly amended in this Amendment. Borrower further restates, ratifies and confirms as accurate all its respective warranties and representations set forth in the Loan Agreement, as amended by the First Amendment.

        6. No Novation. Except as modified or amended herein, no other term, covenant or condition of the Loan Agreement, as amended by the First Amendment, shall be considered modified or amended, and this Amendment shall not be considered a novation.

IN WITNESS WHEREOF, Lender and Borrower have caused these presents to be duly executed as of the day and year first written above.

BORROWER

DRUGMAX, INC.

By: /s/ Jugal K. Taneja

Name: Jugal K. Taneja

Title: Chairman & CEO

VALLEY DRUG COMPANY

By: /s/ Ronald J. Patrick

Name: Ronald J. Patrick

Title: CFO

VALLEY DRUG COMPANY SOUTH

By: /s/ William LaGamba

Name: William LaGamba

Title: CEO

DISCOUNT Rx, INC.

By: /s/ William LaGamba

Name: William LaGamba

Title: CEO

LENDER

CONGRESS FINANCIAL CORPORATION

(FLORIDA)

By: /s/ Pat Cloninger

Name: Pat Cloninger

Title: Vice President